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                                                                   EXHIBIT 10.10

                                 THE HOME DEPOT

                              ESOP RESTORATION PLAN

                                 THE HOME DEPOT
                              ESOP RESTORATION PLAN

         Effective as of the 1st day of January, 1994, The Home Depot, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Controlling Company"), hereby establishes The Home Depot ESOP Restoration Plan.

                             BACKGROUND AND PURPOSE

         A. Background. The Controlling Company sponsors The Home Depot Employee Stock Ownership Plan ("the "ESOP"), an employee stock ownership plan qualified under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code").

         B. General Purpose. The primary purpose of the Plan is to provide additional retirement income to certain key executive employees of the Controlling Company and its affiliates that are participating companies in the Plan, in order to reduce the impact of certain provisions of the Code that limit the maximum benefits that may accrue under the ESOP. In particular, the Controlling Company intends for the Plan to at least partially offset the effects of the maximum compensation limitation under Code Section 401(a)(17), by providing the amount of supplemental retirement income specified in the Plan.

         C. Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

                             STATEMENT OF AGREEMENT

         To establish the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:


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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I   DEFINITIONS ..............................................       1

       1.1  Account ..................................................       1
       1.2  Administrative Committee .................................       1
       1.3  Allocation Date ..........................................       1
       1.4  Beneficiary ..............................................       1
       1.5  Board ....................................................       1
       1.6  Code .....................................................       1
       1.7  Company ..................................................       1
       1.8  Company Stock ............................................       1
       1.9  Controlled Group .........................................       1
       1.10 Controlling Company ......................................       1
       1.11 Disability ...............................................       2
       1.12 Effective Date ...........................................       2
       1.13 Eligible Employee ........................................       2
       1.14 Employee .................................................       2
       1.15 ERISA ....................................................       2
       1.16 ESOP .....................................................       2
       1.17 Participant ..............................................       2
       1.18 Participating Company ....................................       2
       1.19 Plan .....................................................       2
       1.20 Plan Year ................................................       3
       1.21 Section 401(a)(17) Limitation ............................       3
       1.22 Stock Unit ...............................................       3
       1.23 Surviving Spouse .........................................       3
       1.24 Trust or Trust Agreement .................................       3
       1.25 Trustee ..................................................       3
       1.26 Trust Fund ...............................................       3

ARTICLE II  ELIGIBILITY AND PARTICIPATION ............................       4

       2.1  Eligibility ..............................................       4
       2.2  Participation ............................................       4
       2.3  Cessation of Eligibility and Participation ...............       4

ARTICLE III PARTICIPANTS' ACCOUNTS; BENEFITS AND CREDITING ...........       5

       3.1  Participants' Accounts ...................................       5
                  (a)     Establishment of Accounts ..................       5
                  (b)     Nature of Contributions and Accounts .......       5
       3.2  Benefit Amount ...........................................       5
                  (a)     Account Balance ............................       5
                  (b)     Amount Credited ............................       5
                  (c)     Crediting of Stock Units ...................       6
                  (d)     Cash Dividends .............................       6
                  (e)     Adjustments for Stock Dividends and Splits .       6
                  (f)     Value of Account ...........................       6
                  (g)     Value of Company Stock .....................       7
       3.3  Vesting ..................................................       7
       3.4  Notice to Participants of Account Balances ...............       7
       3.5  Good Faith Valuation Binding .............................       8
       3.6  Errors and Omissions in Accounts .........................       8


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
ARTICLE IV  PAYMENT OF ACCOUNT BALANCES ..............................       9

       4.1  Benefit Payments .........................................       9
                  (a)     General Rule Concerning Benefit Payments ...       9
                  (b)     Timing of Distribution .....................       9
       4.2  Form of Distribution .....................................       9
       4.3  Beneficiary Designation ..................................      10
                  (a)     General ....................................      10
                  (b)     No Designation or Designee Dead or Missing .      10
       4.4  Taxes ....................................................      10

ARTICLE V   CLAIMS ...................................................      11

       5.1  Claims ...................................................      11
                  (a)     Initial Claim ..............................      11
                  (b)     Appeal .....................................      11
                  (c)     Satisfaction of Claims .....................      11

ARTICLE VI  SOURCE OF FUNDS; TRUST ...................................      12

       6.1  Source of Funds ..........................................      12
       6.2  Trust ....................................................      12

ARTICLE VII ADMINISTRATIVE COMMITTEE .................................      13

       7.1  Action ...................................................      13
       7.2  Rights and Duties ........................................      13
       7.3  Compensation, Indemnity and Liability ....................      14

ARTICLE VIII   AMENDMENT AND TERMINATION .............................      15

       8.1  Amendments ...............................................      15
       8.2  Termination of Plan ......................................      15

ARTICLE IX  MISCELLANEOUS ............................................      16

       9.1  Taxation .................................................      16
       9.2  No Employment Contract ...................................      16
       9.3  Headings .................................................      16
       9.4  Gender and Number ........................................      16
       9.5  Assignment of Benefits ...................................      16
       9.6  Legally Incompetent ......................................      16
       9.7  Governing Law ............................................      17


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                                    ARTICLE I
                                   DEFINITIONS

         For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.


         1.1 Account shall mean, with respect to a Participant or his Beneficiary, the total dollar amount, value and/or number of Stock Units evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.

         1.2 Administrative Committee shall mean the administrative committee of the ESOP, or such other committee as shall be appointed by the Board to administer the Plan.

         1.3 Allocation Date shall mean the last day of each Plan Year.

         1.4 Beneficiary shall mean, with respect to a Participant, the person(s) designated or otherwise determined in accordance with Section 4.3 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

         1.5 Board shall mean the Board of Directors of the Controlling Company. In the event the Plan provides that the Controlling Company shall act, such action shall be taken by the Board unless the Board has authorized and directed the Administrative Committee or other person or entity to act in its stead.

         1.6 Code shall mean the Internal Revenue Code of 1986, as amended.

         1.7 Company shall mean, collectively, the Controlling Company and each of the other Participating Companies.

         1.8 Company Stock shall mean the $.05 par value per share voting common stock of the Controlling Company.

         1.9 Controlled Group shall mean all of the companies that are either
(i) members of the same controlled group of corporations (within the meaning of Code Section 414(b)), or (ii) under common control (within the meaning of Code
Section 414(c)), with the Controlling Company.

         1.10 Controlling Company shall mean The Home Depot, Inc., a Delaware corporation with its principal place of business in Atlanta, Georgia.

         1.11 Disability shall mean, with respect to a Participant, his disability as provided under the terms of the ESOP.

         1.12 Effective Date shall mean January 1, 1994, the date that the Plan initially shall be effective; provided, for purposes of ERISA, the Plan shall be established on the date it is approved by the Board.

         1.13 Eligible Employee shall mean, for a Plan Year, an individual:


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                  (a) Who is a member of a select group of highly compensated or key management Employees of the Company;

                  (b) Who participates in and receives allocations under the ESOP for such Plan Year; and

                  (c) Whose Compensation for such Plan Year exceeds the Section 401(a)(17) Limitation.

The Administrative Committee shall determine, from time to time and in its sole discretion, which Employees satisfy said criteria, and the Administrative Committee's determination shall be binding.

         1.14 Employee shall mean an individual who is considered an employee of the Company for purposes of the ESOP.

         1.15 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.16 ESOP shall mean The Home Depot Employee Stock Ownership Plan, an employee stock ownership plan qualified under Code Sections 401(a) and 4975(e)(7) and sponsored by the Controlling Company, and all amendments thereto.

         1.17 Participant shall mean any individual who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

         1.18 Participating Company shall mean, individually, the Controlling Company and each of its affiliates that is a participating company in the ESOP, unless the Board or Administrative Committee has specifically excluded such a company from participation in the Plan.

         1.19 Plan shall mean The Home Depot ESOP Restoration Plan as contained herein and all amendments hereto. The Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated Employees who are within a select group of key management or highly compensated Employees.

         1.20 Plan Year shall mean the 12-consecutive-month period ending on December 31 of each year.

         1.21 Section 401(a)(17) Limitation shall mean the limitation imposed under Code Section 401(a)(17) that establishes, subject to cost-of-living adjustments, a maximum amount of compensation that can be taken into account for any year under a retirement plan qualified under Code Section 401(a).

         1.22 Stock Unit shall mean an accounting entry on a Participating Company's books, that is equal in value at any time to the current fair market value of one share of Company Stock, and that represents an unsecured obligation of the Participating Company to pay that amount to a Participant in accordance with the terms of the Plan. A Stock Unit shall not carry any voting,


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dividend or other similar rights and shall not constitute an option or any other right to acquire any equity securities of the Company.

         1.23 Surviving Spouse shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Surviving Spouse shall be made as of the date of such Participant's death.

         1.24 Trust or Trust Agreement shall mean the separate agreement or agreements between the Participating Companies and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

         1.25 Trustee shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.

         1.26 Trust Fund shall mean the total amount of Company Stock, cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         2.1 Eligibility.

                  Each Eligible Employee for a Plan Year shall be eligible to participate in the Plan for such Plan Year.

         2.2 Participation.

                  Each Eligible Employee for a Plan Year shall actively participate in the Plan (that is, shall be an active Participant) for such Plan Year only if (i) his employment, with the Company, all other members of the Controlled Group and any other company that the Administrative Committee designates for purposes of the Plan as an affiliate of the Company, does not terminate prior to the March 1 succeeding such Plan Year, and (ii) he completes such forms and provides such data, if any, as may be required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, the Eligible Employee's acceptance of the terms and conditions of the Plan and the designation of a Beneficiary to receive any death benefits payable hereunder.

         2.3 Cessation of Eligibility and Participation.

                  If during a Plan Year an individual ceases to satisfy any of the criteria that qualified him as an Eligible Employee, or if his employment, with the Company, all members of the Controlled Group and any other company that the Administrative Committee designates for purposes of the Plan as an affiliate of the Company, ceases for any reason prior to the March 1 immediately succeeding such Plan Year, his active participation (that is, his status as an active Participant) in the Plan shall cease commencing with and for


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such Plan Year; provided, such employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full value of his Account (if any) is forfeited and/or paid in accordance with the terms of the Plan, or (ii) the date he again becomes an Eligible Employee and qualifies under Section 2.2 to actively participate in the Plan. During the time that an employee is an inactive Participant in the Plan, his Account shall continue to be adjusted for cash dividends and changes in Company Stock as provided in Sections 3.2(d) and
(e).

                                   ARTICLE III
                 PARTICIPANTS' ACCOUNTS; BENEFITS AND CREDITING

         3.1 Participants' Accounts.

                  (a) Establishment of Accounts. The Administrative Committee shall establish and maintain, on behalf of each Participant, an Account. Each Account shall be credited with the amount of Stock Units described in Section
3.2. Each Account of a Participant shall be maintained until the value thereof has been forfeited and/or paid to or on behalf of such Participant or his Beneficiary.

                  (b) Nature of Contributions and Accounts. The Stock Units credited to a Participant's Account shall be represented solely by bookkeeping entries, and no moneys or other assets shall actually be set aside for such Participant. Except as provided in Article VI, all payments to a Participant under the Plan shall be made from the general assets of the Company. The Administrative Committee or the Board shall allocate the total liability to pay benefits under the Plan among the Participating Companies in such manner and amount as the Administrative Committee or the Board (as applicable) in its sole discretion deems appropriate. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company's obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

         3.2 Benefit Amount.

                  (a) Account Balance. A Participant's accrued benefit under the Plan at any time shall be equal to the value of his Account balance; provided, as described in Section 3.3 and Article IV, only the portion of a Participant's Account balance that is vested shall be payable to him.

                  (b) Amount Credited. For each Plan Year, each active Participant shall have credited to his Account an amount equal to the difference between:

                           (i) the value of the shares of Company Stock that would have been allocated to his account under the ESOP as a


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         result of Company contributions (exclusive of forfeitures) actually made to the ESOP for such Plan Year, if the maximum dollar limit applied to the definition of "compensation" under the ESOP was $1 million rather than the Section 401(a)(17) Limitation; and

                           (ii) the value of the shares of Company Stock actually allocated to his account under the ESOP for such Plan Year as a result of Company contributions actually made to the ESOP for such Plan Year;

provided, the value of the shares of Company Stock to be credited to a Participant's Account under this section for a Plan Year, when aggregated with the value of Company Stock and other assets allocated to the Participant's account under the ESOP for such Plan Year as a result of (i) Company contributions actually made to the ESOP for such Plan Year and (ii) forfeitures allocated for such Plan Year, may not exceed the dollar or percentage limits established for annual additions under Code Section 415 (that is, for 1994, $30,000 or 25 percent of Form W-2 compensation) and, to the extent such maximum limit would be exceeded, the amount otherwise to be credited to a Participant's Account hereunder shall be reduced.

         (c) Crediting of Stock Units. The amount determined pursuant to subsection (b) hereof for a Participant for a Plan Year shall be credited to his Account as of the March 1 immediately succeeding such Plan Year and shall be expressed in terms of whole and fractional Stock Units. The number of Stock Units credited to a Participant's Account for a Plan Year shall be determined by dividing (i) the amount determined for him in subsection (b) hereof for such Plan Year, by (ii) the per share fair market value of Company Stock on the Allocation Date for such Plan Year.

         (d) Cash Dividends. For Stock Units that have been credited to a Participant's Account on or before a record date for Company Stock cash dividends and that remain credited to his Account through the corresponding dividend payment date, the Administrative Committee shall credit to such Participant's Account a dollar amount equal to the amount of cash dividends that would have been paid on his Stock Units if each Stock Unit constituted one share of Company Stock. Such dollar amount then will be converted into a number of Stock Units equal to the number of full and fractional shares of Company Stock that could have been purchased, at fair market value on the dividend payment date, with such dollar amount.

         (e) Adjustments for Stock Dividends and Splits. In the event of any subdivision or combination of the outstanding shares of Company Stock, by reclassification, stock split, reverse stock split or otherwise, or in the event of the payment of a stock dividend on Company Stock, or in the event of any other increase or decrease in the number of outstanding shares of Company Stock, other than the issuance of shares for value received by the Company or the redemption of shares for value, the number of Stock Units credited to a Participant's Account shall be adjusted upward or downward, as the case may be, to reflect the subdivision or combination of the outstanding shares. The amount of increase or decrease in the number of Stock Units in such event will be equal to the adjustment that would have been made if each Stock Unit credited to a Participant's Account immediately prior to the event constituted one share of Company Stock.

         (f) Value of Account. The value of a Participant's Account as of any date shall be equal to the product of (i) the number of Stock Units credited to his Account as of such date (as determined in accordance with the preceding subsections), and (ii) the per share fair market value of Company Stock on such date.

         (g) Value of Company Stock.

                  (i) For all purposes under the Plan for which the value of Company Stock must be determined as of any particular date as of which Company Stock is trading on the New York Stock Exchange, the fair market value per share of Company Stock on such date shall be the closing price of Company Stock on the New York Stock Exchange on such date. If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular date, the fair market value of Company Stock on such date shall be determined as of the nearest preceding date on which the fair market value can be ascertained pursuant to the terms hereof.

                  (ii) For all purposes under the Plan for which the value of Company Stock must be determined as of any particular date on which Company Stock is not trading on the New York Stock Exchange but on which Company Stock is trading on another national securities exchange in the United States, the fair market value per share of Company Stock shall be the closing price of the Company Stock on such national securities exchange on such date. If Company Stock is trading on such other national securities exchange in the United States on such date but no sales of shares of Company Stock occurred thereon, the fair market value per share of Company Stock shall be the closing price of the Stock on the nearest preceding date. If on any particular date a public market shall exist for Company Stock but Company Stock is not trading on a national securities exchange in the United States, then, if Company Stock is listed on the National Market List by the National Association of Securities Dealers, Inc. (the "NASD"), the fair market value per share of Company Stock shall be the last sale price for such shares reflected on said market list for such date, and if Company Stock is not listed on the National Market List of the NASD, then the fair market value per share of Company Stock shall be the mean between the bid and asked quotations in the over-the-counter market for such shares on such date. If there is no bid and asked quotation for Company Stock on such date, the fair market value per share of Company Stock shall be the mean between the bid and asked quotations in the over-the-counter market for such shares on the nearest preceding date. If the fair market value per share of Company Stock cannot otherwise be determined under this section as of a particular date, such value shall be determined by the Administrative Committee, in its sole discretion, based on all relevant available facts.

         3.3 Vesting.

                  Stock Units credited to a Participant's Account shall vest in accordance with the same vesting schedule and service, and/or based on the same events, as provided in the ESOP.

         3.4 Notice to Participants of Account Balances.

                  At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

         3.5 Good Faith Valuation Binding.

                  In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

         3.6 Errors and Omissions in Accounts.

                  If an error or omission is discovered in the Account of a Participant or in the amount credited to a Participant's Account, the Administrative Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

                                   ARTICLE IV
                           PAYMENT OF ACCOUNT BALANCES

         4.1 Benefit Payments.

                  (a) General Rule Concerning Benefit Payments. In accordance with the terms of subsection (b) hereof, if a Participant's employment, with the Company, all other members of the Controlled Group and any other company that the Administrative Committee designates for purposes of the Plan as an affiliate of the Company, terminates for any reason including his death, he (or the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee) shall be entitled to receive a distribution of the value of the vested number of Stock Units credited to the Participant's Account, determined as of the last day of the calendar quarter immediately preceding the date payment of such distribution is to be made. For purposes of this subsection, the "date payment of such distribution is to be made" refers to the date established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure.

                  (b) Timing of Distribution.

                           (1) If a Participant's employment terminates (i) on account of retirement on or after he attains age 65, or (ii) on account of his Disability or death during a Plan Year and prior to October 1 of that Plan Year, the vested benefit payable to him or his Beneficiary or Beneficiaries under this Section shall be distributed as soon as administratively feasible after the date his employment so terminates.

                           (2) If a Participant's employment terminates on account of his Disability or death during a Plan Year and after September 30 of that Plan Year, the vested benefit payable to him or his Beneficiary or Beneficiaries under this Section shall be distributed as soon as administratively feasible after December 31 of that Plan Year.

                           (3) If a Participant's employment terminates for any reason other than the reasons specified in the preceding paragraphs, the vested benefit payable to him (or his Beneficiary or Beneficiaries, if he dies after such termination of employment but before distribution of his Account) under this Section shall be distributed as soon as administratively feasible after the last day of the second calendar quarter following the calendar quarter in which his employment so terminates.

         4.2 Form of Distribution.

                  The benefit payable to a Participant (or his Beneficiary or Beneficiaries) under Section 4.1 shall be paid in a single payment in the form of a number of shares of Company Stock equal to the whole number of Stock Units credited to his Account, with any fractional Stock Unit being paid, at its fair market value as if it were a fractional share of Company Stock, in a single-sum, cash payment.

         4.3 Beneficiary Designation.

                  (a) General. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

                  (b) No Designation or Designee Dead or Missing. In the event that:

                           (1) a Participant dies without designating a Beneficiary;

                           (2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

                           (3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, the estate of the Participant.

         4.4 Taxes.

                  If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Company (or its agent) shall be required to pay or withhold, the Company (or its agent, as applicable) shall have the full power and authority (i) to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected and/or (ii) to require the Participant or Beneficiary to pay to the Company (or its agent, as applicable), in cash or cash equivalent, the amount of any such tax. Prior to making any payment, the Company (or its agent, as applicable) may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                    ARTICLE V
                                     CLAIMS

         5.1  Claims.

                  (a) Initial Claim. Claims for benefits under the Plan may be filed in writing with the Administrative Committee on forms or in such other written documents, as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

                  (b) Appeal. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The request for review, together with written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

                  (c) Satisfaction of Claims. Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Company, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Company receive a proper receipt and release.

                                   ARTICLE VI
                             SOURCE OF FUNDS; TRUST

         6.1 Source of Funds.

                  Except as provided in this Section and Section 6.2, each Participating Company shall provide the benefits described in the Plan from the general assets of such Participating Company. In any event, each Participating Company ultimately shall have the obligation to pay all benefits due to Participants and Beneficiaries under the Plan to the extent liability therefor has been allocated hereunder to such Participating Company. A Participating Company may, but shall not be required to, establish a Trust and may pay over funds from time to time to such Trust (as described in Section 6.2), and, to the extent that funds in such Trust allocable to the benefits payable under the Plan by such Participating Company are sufficient, the Trust assets shall be used to pay such benefits. If such Trust assets are not sufficient to pay all such benefits due under the Plan, then such Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits. The Administrative Committee or the Board shall allocate the total liability to pay benefits under the Plan among the Participating Companies in such manner and amount as the Administrative Committee or the Board (as applicable) in its sole discretion deems appropriate.

         6.2 Trust.

                  A Participating Company may transfer all or any portion of the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Each transfer into the Trust Fund shall be irrevocable as long as such Participating Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by such Participating Company; provided, it is the intent of such Participating Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of such Participating Company. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of any Participating Company other than as a general, unsecured creditor. Accordingly, no Participating Company shall grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

                                   ARTICLE VII
                            ADMINISTRATIVE COMMITTEE

         7.1 Action.

                  Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

         7.2 Rights and Duties.

                  The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                  (a) To construe, interpret and administer the Plan;

                  (b) To make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

                  (c) To compute and certify to the Company the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

                  (d) To authorize all disbursements by the Company pursuant to the Plan;

                  (e) To maintain all the necessary records of the administration of the Plan;

                  (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

                  (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

                  (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

         7.3 Compensation, Indemnity and Liability.

                  The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Company. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

         8.1 Amendments.

                  The Controlling Company, through action of the Board or the Administrative Committee, shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time; provided, the Administrative Committee may not amend the Plan to increase the level of benefits hereunder without Board approval; and, provided further, Section 3.2 (relating to the amount of benefits to be accrued under the Plan) may not be amended more frequently than once every 6 months other than to comport with changes in the Code or ERISA, or rules thereunder. Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company or a member of the Administrative Committee. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant's Account without the affected Participant's written consent. All Participants and Beneficiaries shall be bound by such amendment.

         8.2 Termination of Plan.

                  The Controlling Company expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 percent vested in his Account which shall be distributed in a single payment of Company Stock and cash, in the manner prescribed in Section 4.2, as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Taxation.

                  It is the intention of the Company that the benefits payable hereunder shall not be deductible by the Company nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Company, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Company that they shall be deductible by the Company under Code Section 162.

         9.2 No Employment Contract.

                  Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between the Company and any Participant to the effect that the Participant will be employed by the Company for any specific period of time.

         9.3 Headings.

                  The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

         9.4 Gender and Number.

                  Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

         9.5 Assignment of Benefits.

                  The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

         9.6 Legally Incompetent.

                  The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Company for the amount of such payment to the person on whose account such payment is made.

         9.7 Governing Law.

                  The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the 15th day of March, 1995.

                                       THE HOME DEPOT, INC.


                                       By: /s/ Marshall L. Day

                                       Title: Senior Vice President-Finance